Exhibit 99.1

Zebra Technologies Corporation

3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

Zebra Technologies to Restate Certain Prior Period Financials; Expects Completion by Nov. 15

No Impact on Current Cash Balance or Future Business Operations

Narrows Third Quarter 2016 Outlook

Third Quarter 2016 Earnings Release and Conference Call on Nov. 15

Lincolnshire, Ill., Nov. 1, 2016 –Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in providing solutions and services that give enterprises real-time visibility into their operations, today announced that its financial statements for the year ended Dec. 31, 2015, and the quarters ended April 2, 2016 and July 2, 2016, will be restated. The Audit Committee of the Board of Directors made the decision upon the recommendation by management, in consultation with the company’s independent registered public accounting firm, Ernst & Young. The restatement is expected to be completed by Nov. 15, 2016, at which time the company will announce its third quarter 2016 earnings results.

The restatement will correct the financial statements for known errors, including those that were previously disclosed in filings with the Securities and Exchange Commission (“SEC”) as immaterial. The errors primarily relate to the company’s accounting for income taxes, the underaccrual of certain 2015 estimates, most notably for its sales commission plan, and an adjustment to the net realizable value of trade receivables acquired in connection with the company’s acquisition of the Enterprise business of Motorola Solutions, Inc. (“Enterprise acquisition”).

Anders Gustafsson, CEO of Zebra Technologies, stated, “The restatement is the result of the cumulative impact of fiscal 2015 errors primarily associated with the Enterprise acquisition, and we are working diligently to resolve these items as quickly as possible. We have strengthened our controls and enhanced our accounting and tax talent during this time of transformation for Zebra. Importantly, our core business remains strong and this has no impact on our current cash balance or future business operations.”

For 2015, on a GAAP basis, the impact of the corrections will be to increase the loss for the full year ended Dec. 31, 2015 by approximately $17 million on a pre-tax basis, which includes approximately $11 million recorded in the first six months of 2016 as previously disclosed in SEC filings. On an after-tax basis, the impact of the corrections will increase the loss for the full year ended Dec. 31, 2015 by up to $35 million, which also includes the impact of tax-related items. As a result, for the first six months of 2016, the company will decrease the pre-tax loss (increase the profitability) reflected in its 2016 results by approximately $11 million on a pre-tax basis, or $6 million after-tax. The corrections will be made in restated financials to be included in amendments to Zebra’s Form 10-K for the year ended Dec. 31, 2015 and Form 10-Q’s for the quarters ended April 2, 2016 and July 2, 2016.

For additional background, as disclosed in its prior filings with the SEC, when preparing its 2015 financial statements, Zebra identified a material weakness related to the process to prepare and review its quarterly and annual income tax provision. The material weakness relates to deficiencies in the design and operation of controls in response to the increased complexity in the legal entity structure of the business following the Enterprise acquisition. These deficiencies impacted Zebra’s ability to accurately forecast pretax income and deferred taxes, by legal entity, in a timely manner. Zebra continues to work diligently to implement its remediation plan to address the material weakness.

Third Quarter 2016 Outlook

Zebra today noted that it expects to achieve a higher-than-expected adjusted EBITDA margin and the midpoint of its adjusted net sales and non-GAAP earnings per share guidance ranges communicated in its second quarter 2016 earnings press release. Also, Zebra paid down $90 million of debt principal in the third quarter of 2016, ending the quarter with $163 million of cash and cash equivalents.

Announcement of Third Quarter 2016 Results

Zebra expects to report its third-quarter 2016 financial results on Tuesday morning, Nov. 15, 2016. The company will also host a conference call to discuss these results on the same day at 7:30 a.m. CT (8:30 a.m. ET). To listen to the live webcast of the presentation, visit the investor relations section of the company’s website at investors.zebra.com. The webcast will be archived and available on the website for at least one year following the call.

Form 12b-25

Zebra will file a Form 12b-25 with the SEC for the quarter ended Oct. 1, 2016 in order to extend the Nov. 10, 2016 filing due date of the Form 10-Q by five calendar days in accordance with applicable SEC rules.

Forward-Looking Statements

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the SEC, including the company’s most recent Form 10-K.

About Zebra

With the unparalleled visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – give organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com. Follow us on LinkedIn, Twitter and Facebook.

Contacts

Investors:	Media:
Michael Steele , CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

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